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                                                                    EXHIBIT 99.1

CT CONTACT:     STEVEN B. SOLOMON, CEO
                214.521.3443

PRESS CONTACT:  DIAN GRIESEL, PH.D.
                INVESTOR RELATIONS GROUP
                212.736.2650


CT HOLDINGS ANNOUNCES THE CHANGE OF ITS FISCAL YEAR TO DECEMBER 31

DALLAS, TX, October 13, 2000 - CT Holdings, Inc. (NASDAQ: CITN), an incubator of Internet and Internet telephony services companies, today announced that its Board of Directors has approved a resolution to change the Company's fiscal year-end from February 28/29 to a calendar year-end of December 31. Accordingly, CT Holdings' quarterly reporting periods will end on March 31, June 30 and September 30.

The Company will file quarterly reports on Form 10-QSB for each of the three month periods ending August 31, 2000 and September 30, 2000, which latter period corresponds with the interim reporting periods applicable to the Company's new fiscal year-end. In addition, the Company will file a Transition Report on Form 10-KSB for the 10 month period from March 1, 2000 through December 31, 2000.

"Moving CT Holdings' fiscal year to a calendar basis will move the Company into alignment with our incubator ventures, including Parago" said Steven B. Solomon, CEO of CT Holdings. "By having our financial reporting periods consistent on a calendar basis, we will streamline our accounting and SEC reporting processes and save substantial financial resources and management time. In addition, we plan to release our financial results and file our Form 10-QSB for the fiscal quarter ended August 31, 2000, on Monday, October 16, as well as preliminary results for our Parago subsidiary which include consecutive record revenues for its third quarter.

About CT Holdings, Inc.

CT Holdings, Inc. is an incubator for early stage Internet and telephony companies (www.ct-holdings.com). CT Holdings' incubator ventures include Parago and River Logic.

Forward-Looking Statements: This news release contains forward-looking statements, which involve risks and uncertainties. Accordingly, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements. These factors include the risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by CT Holdings.

CT Holdings does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.